EXHIBIT D

                  FORM OF REDUCTION NOTICE
                                                   Cleveland, Ohio
                                             ______________, 19___


To:       National City Bank, as Agent

Subject:  Reduction of Revolving Credit Commitments under the
          Amended and Restated Credit Agreement, dated as of September 8, 1994 (the "Credit Agreement"), among Health Care REIT, Inc. ("Borrower"), the Banks which are a party thereto and National City Bank, as Agent

Greetings:

Reference is made to the Credit Agreement, which provides for, among other things, Revolving Credit Commitments aggregating $150,000,000 (as the same may be reduced pursuant to Section 2.03 of the Credit Agreement) available to the Borrower, upon certain terms and conditions, on a revolving credit basis. Each of the capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Borrower hereby requests that the aggregate Revolving Credit Commitments of the Banks be reduced by _____________ Million Dollars ($___________________________) [at least $5,000,000 and multiples of $1,000,000 in excess thereof] (the "Reduction Amount") effective ___________, 199_. After such reduction the aggregate Revolving Credit Commitments will be $_______________________.

The undersigned represents and warrants that this Notice is made in compliance with the provisions of Section 2.03 of the Credit
Agreement and that any payments required by such Section accompany this Notice or are being transferred simultaneously herewith in same day funds.

The Credit Agreement shall be amended to reflect such reduction and each Bank's Revolving Credit Commitment (as set forth on Schedule
I to the Credit Agreement) shall be amended to reflect such Bank's Ratable Portion of such reduction.

In all other respects the Credit Agreement shall remain in full effect.


                                   HEALTH CARE REIT, INC.


                            By:

                            Its:


Acknowledged:

NATIONAL CITY BANK, as Agent


By:

Its: